UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 4, 2013

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on October 9, 2013, in connection with the closing of the initial public offering (the “Offering”) of 17,500,000 common units of OCI Partners LP (the “Partnership”), the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with OCI GP LLC, OCI USA Inc. (“OCI USA”) and OCI Beaumont LLC (“OCIB”). Immediately prior to the closing of the Offering, OCI USA contributed to the Partnership its right, title and interest in and to all of the limited liability company interests in OCIB in exchange for 60,375,000 common units.

On November 4, 2013, in connection with the expiration of the underwriters’ over-allotment option period, the Partnership issued an additional 2,625,000 common units to OCI USA for no additional consideration as part of the contribution transaction described above pursuant to the terms of the underwriting agreement and Contribution Agreement entered into in connection with the Offering. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

By: OCI GP LLC, its general partner

Dated: November 4, 2013	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer